UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2014 (August 26, 2014)

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2014, Gladstone Commercial Corporation, a Maryland corporation (the “Company”), and its operating partnership, Gladstone Commercial Limited Partnership, a wholly-owned, consolidated subsidiary of the Company and a Delaware limited partnership (the “Operating Partnership”), entered into a Controlled Equity OfferingSM sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), pursuant to which the Company may sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $100.0 million (the “Shares”), from time to time through Cantor, acting as sales agent and/or principal.

Pursuant to the Sales Agreement, the Shares may be offered and sold through Cantor Fitzgerald in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The NASDAQ Global Select Market or sales made to or through a market maker other than on an exchange or, subject to the terms of a written notice from the Company, by any other method permitted by law, including in privately negotiated transactions. Under the Sales Agreement, Cantor will be entitled to compensation equal to up to 2.0% of the gross proceeds of the Shares it sells from time to time under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald will use its commercially reasonable efforts to sell on the Company’s behalf any Shares to be offered by the Company under the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement, and the Company or Cantor may at any time suspend solicitations and offers under the Sales Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-190931) (the “Registration Statement”). The Company will file a prospectus supplement, dated September 2, 2014, to the prospectus, dated September 24, 2013, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the entire Sales Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

In connection with the filing of the Sales Agreement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of Venable LLP, its Maryland counsel.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 4, 2009, the Company and the Operating Partnership entered into an open market sale agreement, dated November 4, 2009 (the “Prior Sales Agreement”), with Jefferies LLC (the “Sales Agent”), pursuant to which the Company could offer and sell shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $25.0 million from time to time through the Sales Agent (the “Prior ATM Program”). From November 2009 through August 2014, the Company issued and sold $21.8 million under the Prior ATM Program. On August 26, 2014, the Company provided notice of its termination of the Prior Sales Agreement to the Sales Agent, in accordance with the terms thereof. As a result of the Company’s notice, the Prior ATM Program has ended in accordance with the terms of the Prior Sales Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated September 2, 2014, by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, and Cantor Fitzgerald & Co.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

September 2, 2014	By:	/s/ Danielle Jones
Danielle Jones
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated September 2, 2014, by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, and Cantor Fitzgerald & Co.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).